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                                                                    EXHIBIT 10.9

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of __________________, 1998, by and between Presidio Golf Trust ("Presidio"), a Maryland real estate investment trust, and __________________ (the "Indemnitee").

         WHEREAS, the Indemnitee is an officer or a member of the Board of Trustees of Presidio and in such capacity is performing a valuable service for Presidio;

         WHEREAS, the law of Presidio's state of organization permits Presidio to enter into contracts with its officers or members of its Board of Trustees with respect to indemnification of such persons; and

         WHEREAS, to induce the Indemnitee to continue to provide services to Presidio as an officer or a member of the Board of Trustees, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of Presidio's Amended and Restated Declaration of Trust ("Declaration of Trust"), or any acquisition transaction relating to Presidio, Presidio desires to provide the Indemnitee with protection against personal liability.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Presidio and the Indemnitee hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement:

         (A) "Change in Control" shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Presidio, or any successor in interest thereto, whether through the ownership of voting securities, by contract or otherwise, including but not limited to, a change which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof (the "Exchange Act") or as may otherwise be determined pursuant to a resolution of the Board of Trustees. A rebuttable presumption of a Change in Control shall be created by any of the following which first occur after the date hereof and Presidio shall have the burden of proof to overcome such presumption:

                  i. the ability of any "Person" (as such term is defined in Section 13(d) of the Exchange Act) together with an "Affiliate" or "Associate" (as defined in Rule



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                           12b-2 promulgated under the Exchange Act) or "Group"
                           (within the of 13(d)(3) of the Exchange Act) to exercise or direct the exercise of 40% or more of the combined voting power of all outstanding shares of beneficial interest of Presidio in the election of its trustees ("Interested Party") (provided, however, "Interested Party" shall not include an agent, broker, nominee, custodian or trustee, solely in their capacity as such, for one or more persons who do not individually or as a group possess such power),

                  ii. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Trustees of Presidio cease for any reason to constitute at least a majority thereof, unless the election of each trustee who was not a trustee at the beginning of such period has been approved in advance by the trustees representing a majority of the trustees then in office who were the trustees at the beginning of the period,

                  iii.     the approval of the shareholders of Presidio of:

                           (a) a merger or consolidation of Presidio with any Interested Party other than a merger or consolidation which would result in the shareholders owning voting securities of Presidio immediately prior thereto continuing to represent at least two-thirds of the total voting securities of the surviving entity,

                           (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, to or with any Interested Party in any transaction or series of transactions, of Presidio's assets or the assets of any subsidiary of Presidio having a market value equal to 20% or more of the aggregate market value of all assets of Presidio determined on a consolidated basis, all outstanding shares of beneficial interest of Presidio, or the earning power or net income of Presidio, determined on a consolidated basis,

                           (c) the issuance or transfer by Presidio, or any subsidiary thereof, to any Interested Party in any transaction or a series of transactions, of capital securities with a value equal to 10% or more of the aggregate market value of the then outstanding voting shares of beneficial interest of Presidio other than the issuance or transfer of such shares of beneficial interest to all Presidio shareholders on a pro rata basis,

                           (d) the adoption of any plan or proposal for the partial or complete liquidation or dissolution of Presidio proposed by an Interested Party or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any Interested Party, or



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                           (e)      any reclassification of securities,
                                    including, without limitation, any share split, share dividend, or other distributions of shares, or any reverse share split, recapitalization of Presidio, or any merger or consolidation of Presidio with any subsidiary thereof, or any other transaction proposed by, or pursuant to, any agreement, arrangement, or understanding, whether or not in writing, with any Interested Party which has the effect, directly or indirectly, of increasing the proportionate voting shares of beneficial interest of Presidio directly or indirectly owned by any such Interested Party, or

                  iv. any receipt by any Interested Party, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through Presidio other than the receipt of such advantages which are provided to all Presidio shareholders on a pro rata basis.

         (B) "Corporate Status" describes the status of a person who is or was a trustee, officer, employee, agent or fiduciary of Presidio or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether conducted for profit or not for profit) which such person is or was serving at the request of Presidio.

         (C) "Disinterested Trustee" means a trustee of Presidio who is not and was not a party to the Proceeding (as hereinafter defined) in respect of which indemnification is sought by the Indemnitee.

         (D) "Effective Date" means the date of this Agreement as set forth above.

         (E) "Expenses" shall include all attorneys and paralegals' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses relating to or otherwise of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

         (F) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, or in the past two (2) years has been, retained to represent (i) Presidio or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

         (G) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative, except one



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                  initiated by the Indemnitee pursuant to paragraph 7 of this
                  Agreement to enforce such Indemnitee's rights under this Agreement.

2.       INDEMNIFICATION - GENERAL

         The Indemnitee shall be entitled to the rights of indemnification provided in this paragraph 2 and to the fullest extent under applicable law, the Amended and Restated Declaration of Trust, Presidio's Bylaws, any agreement, a vote of shareholders or resolution of the Board of Trustees or otherwise if, by reason of such Indemnitee's Corporate Status, such Indemnitee is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding, including a Proceeding by or in the right of Presidio. Unless prohibited by paragraph 13 hereof, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

3.       WITNESS EXPENSES

         Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee's Corporate Status, a witness for any reason in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

4.       ADVANCES

         Presidio shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by Presidio of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding. Such statement shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom that the Indemnitee is not entitled to be indemnified pursuant to this Agreement against such Expenses.

5.       DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

         (A) To obtain indemnification under this Agreement, the Indemnitee shall submit to Presidio a written request, including therewith such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

         (B) Upon such written request pursuant to subparagraph 5(A), a determination with respect to the Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written



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                  opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Trustees or the shareholders of Presidio, in which case by the person or persons or in the manner provided in clauses (ii) or
                  (iii) of this paragraph 5(B)); (ii) if a Change in Control shall not have occurred, (A) by the Board of Trustees by a majority vote of a quorum consisting of Disinterested Trustees, or (B) if a quorum of the Board of Trustees consisting of Disinterested Trustees is not obtainable, or, even if obtainable, if such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Trustee, or (C) by the shareholders of Presidio; or (iii) as provided in paragraph 6(B) of this Agreement. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) days after such determination.

         (C) The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by Presidio (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and Presidio hereby indemnifies and agrees to hold the Indemnitee's harmless therefrom.

         (D) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 5(B) hereof, the Independent Counsel shall be selected as provided in this paragraph 5(D). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Trustees, and Presidio shall give written notice to the Indemnitee advising such Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Trustees, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to Presidio advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee, or Presidio, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to Presidio or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in paragraph 1 of this Agreement. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel until a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to



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                  paragraph 5(A) hereof, no Independent Counsel shall have been selected or, if selected, shall have been objected to, either Presidio or the Indemnitee may petition a court for resolution of any objection which shall have been made by Presidio or the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under paragraph 5(B) hereof. Presidio shall pay all reasonable fees and expenses of Independent Counsel incurred in connection with acting pursuant to paragraph 5(B) hereof, and all reasonable fees and expenses incident to the selection of such Independent Counsel pursuant to this paragraph 5(D). In the event that a determination of entitlement to indemnification is to be made by Independent Counsel and such determination shall not have been made and delivered in a written opinion within ninety (90) days after the receipt by Presidio of the Indemnitee's request in accordance with paragraph 5(A), upon the due commencement of any judicial proceeding in accordance with paragraph 7(A) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity and the Indemnitee shall be deemed to be entitled to indemnification hereunder.

6.       PRESUMPTIONS

         (A) In making a determination with respect to entitlement or indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and Presidio shall have the burden of proof to overcome such presumption.

         (B) If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by Presidio of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this paragraph 6(B) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the shareholders and if within fifteen (15) days after receipt by Presidio of the request for such determination the Board of Trustees resolves to submit such determination to the shareholders for consideration at an annual or special meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made at



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                  such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 5(B) of this Agreement.

         (C) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification.

7.       REMEDIES

         (A) In the event that: (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, or (ii) advancement of Expenses is not timely made pursuant to this Agreement, or (iii) payment of indemnification due the Indemnitee under this Agreement is not timely made, the Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction of such Indemnitee's entitlement to such indemnification or advancement of Expenses.

         (B) In the event that a determination shall have been made pursuant to this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this paragraph 7 shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this paragraph 7, Presidio shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         (C) If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, Presidio shall be bound by such determination in any judicial proceeding commenced pursuant to this paragraph 7, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

         (D) Presidio shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that Presidio is bound by all the provisions of this Agreement.

         (E) In the event that the Indemnitee, pursuant to this paragraph 7, seeks a judicial adjudication of such Indemnitee's rights under, or to recover damages for breach of, this Agreement, if successful in whole or in part, the Indemnitee shall be entitled to recover from Presidio, and shall be indemnified by Presidio against, any and all



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                  Expenses actually and reasonably incurred by such Indemnitee in such judicial adjudication.

8.       PARTIAL INDEMNITY

         If the Indemnitee is entitled under any provision of this Agreement to indemnification by Presidio for some or a portion of the expenses, judgments, fines and amounts paid in settlement but not, however, for all of the total amount thereof, Presidio shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

9.       ESTABLISHMENT OF TRUST

         In the event of a Change in Control, Presidio shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee ("Trust") and from time-to-time upon written request by the Indemnitee, shall fund such Trust in an amount sufficient to satisfy any and all Expenses, judgments, penalties, fines and settlement amounts actually and reasonably incurred by or on behalf of such Indemnitee or claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel. The terms of the Trust shall provide that: (i) the Trust shall not be revoked or the principal thereof invaded, without the prior written consent of the Indemnitee, (ii) the trustee of the Trust ("Trustee") shall advance, within two business days of a request by the Indemnitee and in accordance with paragraph 4 of this Agreement, any and all Expenses to the Indemnitee, (iii) the Trust shall continue to be funded by Presidio in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to Presidio upon a final determination by Independent Counsel that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee and agreed to by Presidio in its reasonable discretion. Nothing in this paragraph 9 shall relieve Presidio of any of its obligations under this Agreement.

10.      NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE SUBROGATION

         (A) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Amended and Restated Declaration of Trust, Presidio's Bylaws, any agreement, a vote of shareholders or a resolution of the Board of Trustees, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee as a member of the Board of Trustees prior to such amendment, alteration or repeal.




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         (B)      To the extent that Presidio maintains an insurance policy or policies providing liability insurance for trustees of Presidio, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and upon any "Change in Control" Presidio shall obtain continuation and/or "tail" coverage for the Indemnitee to the maximum extent and period obtainable at such time.

         (C) In the event of any payment under this Agreement, Presidio shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable Presidio to bring suit to enforce such rights.

         (D) Presidio shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

11.      CONTINUATION OF INDEMNITY

         All agreements and obligations of Presidio contained herein shall continue during the period the Indemnitee is an officer or a member of the Board of Trustees of Presidio and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee's Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee's term of Corporate Status. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Presidio against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of Presidio shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two
(2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern. This Agreement shall be binding upon Presidio and its successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee's heirs, executors and administrators.

12.      SEVERABILITY

         If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or



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unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

13.      EXCEPTIONS TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES

         Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this
Agreement: (i) with respect to any Proceeding initiated by such Indemnitee against Presidio other than a proceeding commenced pursuant to paragraph 7, or
(ii) with respect to any Proceeding in which such Indemnitee's act or omission was material to the cause of action adjudicated and was committed in bad faith or was the result of active and deliberate dishonesty, or (iii) if the Indemnitee actually received an improper personal benefit in money, property, or services.

14.      HEADINGS

         The headings of the paragraph of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

15.      MODIFICATION AND WAIVER

         No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.      NOTICE BY THE INDEMNITEE

         The Indemnitee agrees promptly to notify Presidio in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

17.      NOTICES

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

         If to the Indemnitee, to the address set forth in the records of Presidio.




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         If to Presidio, to:        Presidio Golf Trust
                                    Building 106, Montgomery Street
                                    Presidio Main Post, P.O. Box 29355
                                    San Francisco, California 94129
                                    Attention:  Secretary

or to such other address as may have been furnished to the Indemnitee by Presidio or to Presidio by the Indemnitee, as the case may be.

18.      GOVERNING LAW

         The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without giving effect to the conflicts of law provisions thereof.

19.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

20.      LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS OF
         PRESIDIO

         Any obligation or liability whatsoever of Presidio which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of Presidio's assets only. No such obligation or liability of Presidio shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents (solely as a result of their status as shareholders, trustees, officers, employees or agents), regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.


                            [SIGNATURE PAGE FOLLOWS]






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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     PRESIDIO:

                                     PRESIDIO GOLF TRUST,
                                     a Maryland real estate investment trust


                                     By:
                                        ----------------------------------------
                                         Its:
                                             -----------------------------------

                                     INDEMNITEE:


                                     -------------------------------------------
                                     Name:
                                          --------------------------------------






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